Exhibit 23

CONSENT OF WARREN AVERETT, LLC

Independent Registered Certified Public Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-206813) and Registration Statements on Form S-3 (Nos. 333-213349 and 333-213866) of our report dated July 19, 2017 and July 19, 2016, with respect to the consolidated financial statements of CytoDyn Inc. (the “Company”) appearing in this Annual Report on Form 10-K for the years ended May 31, 2017 and 2016.

/s/ Warren Averett, LLC

Warren Averett, LLC

Tampa, Florida

July 19, 2017